EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS
- Fourth Quarter 2022 Revenue Grew 55% Year-Over-Year to $246.0 Million -
- Full Year 2022 Revenue Grew 73% Year-Over-Year to $980.7 Million -
- Fourth Quarter 2022 Organic Revenue Growth(1) of 26% -
- Full Year 2022 Organic Revenue Growth of 23% -
TAMPA, FLORIDA - February 28, 2023 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the fourth quarter and full year ended December 31, 2022.
FOURTH QUARTER 2022 HIGHLIGHTS
•Revenue increased 55% year-over-year to $246.0 million
•Organic Revenue Growth was 26% year-over-year
•GAAP net loss of $91.5 million and GAAP loss per share of $0.84
•Adjusted Net Income(2) of $14.4 million, or $0.12(2) per fully diluted share
•Adjusted EBITDA(3) grew 94% to $39.2 million
•Adjusted EBITDA Margin(3) of 16%
“We closed out 2022 with another quarter of double-digit organic growth, which accelerated year over year both in the quarter and for the full year of 2022. This further showcases the strength and resilience of our business model and highlights BRP's ability to deliver clear value for Clients through our innovative solutions and trusted advice,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “Our strong fourth quarter enabled us to generate full year organic growth of 23% despite the challenging macro environment, while continuing to meaningfully grow our adjusted diluted EPS for the year in the face of rising interest rates. As we progress through 2023, we remain confident in our belief that our unique approach, talented Colleagues and culture, diverse businesses and breadth of solutions for Clients position us well to nimbly navigate the current environment, grow our market share and continue to generate sustainable and profitable double-digit organic growth.”
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2022, cash and cash equivalents were $118.1 million and there was $1.3 billion of outstanding principal under the Company's credit facility. The Company had remaining availability for borrowing of $95.0 million under its revolving credit facility.

FULL YEAR 2022 HIGHLIGHTS
•Revenue increased 73% year-over-year to $980.7 million
•Pro Forma Revenue(4) grew 41% year-over-year to $1.0 billion
•Organic Revenue Growth of 23% year-over-year
•GAAP net loss of $76.7 million and GAAP loss per share of $0.74
•Adjusted Net Income of $119.0 million, or $1.03 per fully diluted share
•Adjusted EBITDA grew 74% to $196.5 million
•Adjusted EBITDA Margin of 20%
•Pro Forma Adjusted EBITDA(5) of $202.9 million and Pro Forma Adjusted EBITDA Margin(5) of 20%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss fourth quarter 2022 results today at 4:30 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP
BRP Group (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP Group represents over 1.2 million clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Organic Revenue for the three and twelve months ended December 31, 2021 used to calculate Organic Revenue Growth for the three and twelve months ended December 31, 2022 was $159.2 million and $567.5 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and twelve months ended December 31, 2022. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net loss attributable to BRP Group and reconciliation of Adjusted Diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.

(3)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2022, and in BRP Group’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com
PRESS
Anna R. Rozenich, Senior Director - Enterprise Communications
Baldwin Risk Partners
(630) 561-5907 | anna.rozenich@baldwinriskpartners.com

BRP GROUP, INC.
Consolidated Statements of Comprehensive Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Commissions and fees	$246,044	$159,200	$980,720	$567,290

Operating expenses:
Commissions, employee compensation and benefits	196,927	121,529	719,445	400,050
Other operating expenses	49,284	37,782	173,708	102,162
Amortization expense	21,826	14,845	81,738	48,720
Change in fair value of contingent consideration	43,116	22,033	32,307	45,196
Depreciation expense	1,311	868	4,620	2,788
Total operating expenses	312,464	197,057	1,011,818	598,916

Operating loss	(66,420)	(37,857)	(31,098)	(31,626)

Other income (expense):
Interest expense, net	(25,324)	(8,468)	(71,072)	(26,899)
Other income, net	986	1,959	26,137	424
Total other expense	(24,338)	(6,509)	(44,935)	(26,475)

Loss before income taxes	(90,758)	(44,366)	(76,033)	(58,101)
Income tax expense	715	19	715	19
Net loss	(91,473)	(44,385)	(76,748)	(58,120)
Less: net loss attributable to noncontrolling interests	(42,983)	(21,738)	(34,976)	(27,474)
Net loss attributable to BRP Group	$(48,490)	$(22,647)	$(41,772)	$(30,646)

Comprehensive loss	$(91,473)	$(44,385)	$(76,748)	$(58,120)
Comprehensive loss attributable to noncontrolling interests	(42,983)	(21,738)	(34,976)	(27,474)
Comprehensive loss attributable to BRP Group	(48,490)	(22,647)	(41,772)	(30,646)

Basic and diluted loss per share	$(0.84)	$(0.41)	$(0.74)	$(0.64)
Basic and diluted weighted-average shares of Class A common stock outstanding	57,997,896	54,874,756	56,825,348	47,587,866

BRP GROUP, INC.
Consolidated Balance Sheets

	December 31,
(in thousands, except share and per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$118,090	$138,292
Restricted cash	112,381	89,445
Premiums, commissions and fees receivable, net	531,992	340,837
Prepaid expenses and other current assets	9,823	8,151
Due from related parties	113	1,668
Total current assets	772,399	578,393
Property and equipment, net	25,405	17,474
Right-of-use assets	96,465	81,646
Other assets	45,935	25,586
Intangible assets, net	1,099,918	944,467
Goodwill	1,422,060	1,228,741
Total assets	$3,462,182	$2,876,307
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$471,294	$315,907
Producer commissions payable	53,927	35,971
Accrued expenses and other current liabilities	125,743	92,223
Related party notes payable	1,525	61,500
Current portion of contingent earnout liabilities	46,717	35,088
Total current liabilities	699,206	540,689
Revolving line of credit	505,000	35,000
Long-term debt, less current portion	809,862	814,614
Contingent earnout liabilities, less current portion	220,219	223,501
Operating lease liabilities, less current portion	87,692	71,357
Other liabilities	164	3,590
Total liabilities	2,322,143	1,688,751
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	487	269
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 61,447,368 and 58,602,859 shares issued and outstanding at December 31, 2022 and 2021, respectively	614	586
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 54,504,918 and 56,338,051 shares issued and outstanding at December 31, 2022 and 2021, respectively	5	6
Additional paid-in capital	704,291	663,002
Accumulated deficit	(96,764)	(54,992)
Stockholder notes receivable	(42)	(219)
Total stockholders’ equity attributable to BRP Group	608,104	608,383
Noncontrolling interest	531,448	578,904
Total stockholders’ equity	1,139,552	1,187,287
Total liabilities, mezzanine equity and stockholders’ equity	$3,462,182	$2,876,307

BRP GROUP, INC.
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(76,748)	$(58,120)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	86,358	51,508
Change in fair value of contingent consideration	32,307	45,196
Share-based compensation expense	47,389	19,193
(Gain) loss on interest rate caps	(26,220)	123
Payment of contingent earnout consideration in excess of purchase price accrual	(49,926)	(4,825)
Amortization of deferred financing costs	5,120	3,506
Other fair value adjustments	135	311
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(183,006)	(64,501)
Prepaid expenses and other assets	(11,320)	(8,032)
Due to/from related parties	937	(1,649)
Right-of-use assets	(13,492)	(81,646)
Accounts payable, accrued expenses and other current liabilities	173,362	55,188
Operating lease liabilities	16,531	83,877
Other liabilities	(3,889)	—
Net cash provided by (used in) operating activities	(2,462)	40,129
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(387,919)	(668,033)
Cash consideration paid for asset acquisitions	(3,356)	(3,212)
Capital expenditures, net	(21,979)	(5,321)
Investment in business ventures	(1,103)	(1,907)
Net cash used in investing activities	(414,357)	(678,473)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	—	269,375
Payment of common stock offering costs	—	(1,054)
Payment of contingent earnout consideration up to amount of purchase price accrual	(48,309)	(7,723)
Proceeds from revolving line of credit	512,000	420,210
Payments on revolving line of credit	(42,000)	(385,210)
Proceeds from long-term debt	—	441,430
Payments on long-term debt	(8,509)	(5,630)
Payments of debt issuance costs	(1,821)	(1,124)
Proceeds from the sales and settlements of interest rate caps	21,246	—
Purchase of interest rate caps	(3,838)	(6,461)
Tax distributions to BRP's LLC Members	(9,393)	—
Proceeds received from repayment of stockholder notes receivable	177	246
Net cash provided by financing activities	419,553	724,059
Net increase in cash and cash equivalents and restricted cash	2,734	85,715
Cash and cash equivalents and restricted cash at beginning of year	227,737	142,022
Cash and cash equivalents and restricted cash at end of year	$230,471	$227,737

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group (for Adjusted Net Income), diluted earnings (loss) per share (for Adjusted Diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and

•exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include commissions and fees that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2021 are excluded from Organic Revenue for 2021. However, after June 1, 2022, results from June 1, 2021 to December 31, 2021 for such Partners are compared to results from June 1, 2022 to December 31, 2022 for purposes of calculating Organic Revenue Growth in 2022. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner. Reconciliation of guidance regarding Organic Revenue Growth to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the commissions and fees generated for Organic Revenue, the non-GAAP metric from which Organic Revenue Growth is derived; in particular, the measures of commissions and fees generated from new Partners once they reach the twelve-month owned mark.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$246,044	$159,200	$980,720	$567,290

Net loss	$(91,473)	$(44,385)	$(76,748)	$(58,120)
Adjustments to net loss:
Amortization expense	21,826	14,845	81,738	48,720
Interest expense, net	25,324	8,468	71,072	26,899
Share-based compensation	21,324	7,272	47,389	19,193
Transaction-related Partnership and integration expenses	5,036	7,956	34,588	19,182
Change in fair value of contingent consideration	43,116	22,033	32,307	45,196
(Gain) loss on interest rate caps	(800)	(1,036)	(26,220)	123
Depreciation expense	1,311	868	4,620	2,788
Severance	120	390	1,255	871
Income tax provision	715	19	715	19
Other(1)	12,691	3,816	25,774	8,038
Adjusted EBITDA	$39,190	$20,246	$196,490	$112,909
Adjusted EBITDA Margin	16%	13%	20%	20%
__________
(1)    Other addbacks to Adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, remediation efforts, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$246,044	$159,200	$980,720	$567,290
Partnership commissions and fees(1)	(46,059)	(75,888)	(280,660)	(272,272)
Organic Revenue	$199,985	$83,312	$700,060	$295,018
Organic Revenue Growth(2)	$40,785	$12,904	$132,610	$54,004
Organic Revenue Growth %(2)	26%	18%	23%	22%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and twelve months ended December 31, 2021 used to calculate Organic Revenue Growth for the three and twelve months ended December 31, 2022 was $159.2 million and $567.5 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and twelve months ended December 31, 2022.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net loss attributable to BRP Group and reconciles Adjusted Diluted EPS to diluted loss per share attributable to BRP Group Class A common stock:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net loss attributable to BRP Group	$(48,490)	$(22,647)	$(41,772)	$(30,646)
Net loss attributable to noncontrolling interests	(42,983)	(21,738)	(34,976)	(27,474)
Amortization expense	21,826	14,845	81,738	48,720
Share-based compensation	21,324	7,272	47,389	19,193
Transaction-related Partnership and integration expenses	5,036	7,956	34,588	19,182
Change in fair value of contingent consideration	43,116	22,033	32,307	45,196
(Gain) loss on interest rate caps, net of cash settlements	859	(1,036)	(24,012)	123
Amortization of deferred financing costs	1,226	1,205	5,120	3,506
Depreciation	1,311	868	4,620	2,788
Severance	120	390	1,255	871
Other(1)	12,691	3,816	25,774	8,038
Adjusted pre-tax income	16,036	12,964	132,031	89,497
Adjusted income taxes(2)	1,587	1,283	13,071	8,860
Adjusted Net Income	$14,449	$11,681	$118,960	$80,637

Weighted-average shares of Class A common stock outstanding - diluted	57,998	54,875	56,825	47,588
Dilutive effect of non-vested restricted shares of Class A common stock	3,706	2,710	3,526	1,982
Exchange of Class B common stock(3)	54,579	55,638	55,450	51,811
Adjusted dilutive weighted-average shares outstanding	116,283	113,223	115,801	101,381

Adjusted Diluted EPS	$0.12	$0.10	$1.03	$0.80

Diluted loss per share	$(0.84)	$(0.41)	$(0.74)	$(0.64)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.05	0.02	0.08	0.07
Other adjustments to loss per share	0.92	0.50	1.80	1.46
Adjusted income taxes per share	(0.01)	(0.01)	(0.11)	(0.09)
Adjusted Diluted EPS	$0.12	$0.10	$1.03	$0.80
___________
(1)    Other addbacks to Adjusted Net Income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, remediation efforts, professional fees, litigation costs and bonuses.
(2)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue and Pro Forma Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
Commissions and fees	$246,044	$159,200	$980,720	$567,290
Revenue for Partnerships in the unowned period(1)	—	10,773	33,768	152,030
Pro Forma Revenue	$246,044	$169,973	$1,014,488	$719,320
Pro Forma Revenue Growth	$76,071	$75,567	$295,168	$293,071
Pro Forma Revenue Growth %	45%	80%	41%	69%
___________
(1)    The adjustments for the three months ended December 31, 2021 reflect commissions and fees for Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. The adjustments for the year ended December 31, 2022 reflect commissions and fees for Westwood Insurance Agency, Venture Captive Management, LLC and National Health Plans & Benefits Agency, LLC as if the Company had acquired the Partners on January 1, 2022. The adjustments for the year ended December 31, 2021 reflect commissions and fees for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc. (operating as “Medicare Help Now”), Tim Altman, Inc. (operating as “Only Medicare Solutions”), Seniors’ Insurance Services of Washington, Inc., Mid-Continent Companies, Ltd., RogersGray Inc., EBSME, LLC, FounderShield LLC, The Capital Group, LLC, River Oak Risk, LLC, White Hill Plaza, Inc., Jacobson, Goldfarb & Scott, Inc, Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
Pro forma revenue	$246,044	$169,973	$1,014,488	$719,320

Net loss	(91,473)	(44,385)	(76,748)	(58,120)
Net income (loss) for Partnerships in the unowned period(1)	636	5,421	(2,069)	29,078
Pro forma net loss	(90,837)	(38,964)	(78,817)	(29,042)
Adjustments to pro forma net loss:
Amortization expense	21,826	16,451	88,537	68,805
Interest expense, net	24,688	9,333	72,789	39,852
Share-based compensation	21,324	7,272	47,389	19,193
Transaction-related Partnership and integration expenses	5,036	7,956	34,588	19,182
Change in fair value of contingent consideration	43,116	22,033	32,307	45,196
(Gain) loss on interest rate caps	(800)	(1,036)	(26,220)	123
Depreciation expense	1,311	868	4,620	2,788
Severance	120	390	1,255	871
Income tax provision	715	19	715	19
Other	12,691	3,816	25,774	8,038
Pro Forma Adjusted EBITDA	$39,190	$28,138	$202,937	$175,025
Pro Forma Adjusted EBITDA Margin	16%	17%	20%	24%
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(1)    The adjustments for the three months ended December 31, 2021 reflect net income (loss) for Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. The adjustments for the year ended December 31, 2022 reflect net income (loss) for Westwood Insurance Agency, Venture Captive Management, LLC and National Health Plans & Benefits Agency, LLC as if the Company had acquired the Partners on January 1, 2022. The adjustments for the year ended December 31, 2021 reflect net income (loss) for LeaseTrack Services LLC/Effective Coverage LLC, Riley Financial, Inc. (operating as “Medicare Help Now”), Tim Altman, Inc. (operating as “Only Medicare Solutions”), Seniors’ Insurance Services of Washington, Inc., Mid-Continent Companies, Ltd., RogersGray Inc., EBSME, LLC, FounderShield LLC, The Capital Group, LLC, River Oak Risk, LLC, White Hill Plaza, Inc., Jacobson, Goldfarb & Scott, Inc, Wood Guttman & Bogart Insurance Brokers, Construction Risk Partners, LLC, Brush Creek, LLC and Arcana Insurance Services, LP as if the Company had acquired the Partners on January 1, 2021. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Adjusted Net Cash Provided by Operating Activities (“Free Cash Flow”)
The following table reconciles free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Years Ended December 31,
(in thousands)	2022	2021
Net cash provided by (used in) operating activities	$(2,462)	$40,129
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	49,926	4,825
Change in premiums, commissions and fees receivable, net	183,006	64,501
Change in accounts payable, accrued expenses and other current liabilities	(173,362)	(55,188)
Free cash flow	$57,108	$54,267

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission